UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2014

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           (i) On June 12, 2014, the Board of Directors (the “Board”) of TG Therapeutics, Inc. (“TG” or the “Company”) approved a second amendment (the “Second Weiss Amendment”) to the Restricted Stock Agreement of Michael S. Weiss, TG’s Chief Executive Officer, dated as of May 16, 2012 (the “Weiss Restricted Stock Agreement”).

Pursuant to the Second Weiss Amendment, the vesting schedule on page 1 of the Weiss Restricted Stock Agreement was amended by deleting the phrase “The first date that the Company achieves a Market Capitalization (as defined herein) of $400 million” and inserting the phrase “The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $400 million and (b) January 1, 2016.”

Except as modified by the first amendment to the Weiss Restricted Stock Agreement, dated July 12, 2013 and filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 16, 2013 and the Second Weiss Amendment described above, the material terms of the Weiss Restricted Stock Agreement remain unchanged.

(ii) On June 12, 2014, the Board of TG also approved a second amendment (the “Second Power Amendment”) to the Restricted Stock Agreement of Sean A. Power, TG’s Chief Financial Officer, dated as of May 16, 2012 (the “Power Restricted Stock Agreement”).

Pursuant to the Second Power Amendment, the vesting schedule on page 1 of the Power Restricted Stock Agreement was amended by deleting the phrase “The first date that the Company achieves a Market Capitalization (as defined herein) of $400 million” and inserting the phrase “The later to occur of: (a) the first date that the Company achieves a Market Capitalization (as defined herein) target of $400 million and (b) January 1, 2015.”

Except as modified by the firm amendment to the Power Restricted Stock Agreement, dated July 12, 2013 and filed as Exhibit 10.2 to the Company’s Form 8-K filed on July 16, 2013 and the Second Power Amendment described above, the material terms of the Power Restricted Stock Agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: June 12, 2014	By:	/s/ Sean A. Power
Sean A. Power Chief Financial Officer